Exhibit 5.1

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E-mail: rthorp@traversthorpalberga.com

Vistek Limited

P.O. Box 472

Harbour Place

2nd Floor, 103 South Church Street George Town, Grand Cayman

KY1-1106, Cayman Islands

27 January 2026

Dear Sirs

Vistek Limited

We have acted as Cayman Islands legal advisers to Vistek Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, (the “Registration Statement”) and the Company’s preliminary prospectus included in the Registration Statement (the “Prospectus”) including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, related to the offering and sale to the public by (i) the Company of ordinary shares, par value US$0.0000004 per share (the “Shares”), (ii) certain selling shareholders of the Company of such Shares (the “Selling Shareholder Shares”) and (iii) certain resale shareholders of the Company of such Shares (the “Resale Shares”). This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Capitalized terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2	Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

Tel: +852 2801 6066 Fax: +852 2801 6767 www.traversthorpalberga.com	3605-06 Tower Two Lippo Centre, 89 Queensway HONG KONG
Cayman Islands & British Virgin Islands Attorneys-at-Law Resident Hong Kong Partners: Anthony Travers OBE, Richard Thorp, Jos Briggs, Ray Ng, James Webb

3	Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated under the Companies Act (as amended) and is validly existing as an exempted company and in good standing with the Registrar under the laws of the Cayman Islands. The Company is deemed to be in good standing on the date of issue of the Certificate of Good Standing if it:

(a)	has paid all fees and penalties under the Companies Act; and

(b)	is not, to the Registrar’s knowledge, in default under the Companies Act(as amended).

3.2	Based solely on our review of the M&A, the authorized share capital of the Company is US$500,000 divided into 1,250,000,000,000 shares, par value of US$0.0000004 each.

3.3	the issue and allotment of the Shares, Selling Shareholder Shares and the Resale Shares have been duly authorised. The Selling Shareholder Shares and the Resale Shares have been legally issued and allotted, fully paid and non-assessable. When allotted, issued and paid for as contemplated in the Registration Statement and Prospectus, the Shares will be legally issued and allotted, fully paid and non-assessable. In this opinion the phrase “non-assessable” means, with respect to Shares, Selling Shareholder Shares and the Resale Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares, Selling Shareholder Shares or Resale Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders); and

3.4	the statements under the caption “Material Tax Considerations— Cayman Islands Tax Considerations” in the Prospectus , to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Material Tax Considerations” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Travers Thorp Alberga

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1	the Certificate of Incorporation dated 8 November 2023;

2	the Memorandum and Articles of Association of the Company as adopted on the Company’s incorporation on 8 November 2023, and subsequently amended by a special resolution of the shareholders of the Company dated 9 December 2024;

3	the amended and restated Memorandum and Articles of Association as adopted by special resolution of the shareholders of the Company dated 11 April 2025 (the “M&A”);

4	a certificate of good standing dated 21 October 2025, issued by the Registrar of Companies (the “Registrar”) in the Cayman Islands (the “Certificate of Good Standing”);

5	the Company’s register of directors and officers provided to us by the Company dated 27 January 2026;

6	the written resolutions of the board of Directors dated 11 April 2025 and 27 January 2026 (the “IPO Board Resolutions”);

7	the written resolutions of the shareholders of the Company dated 11 April 2025 (the “Shareholders’ Resolutions”, together with the IPO Board Resolutions are referred to as the “Resolutions”);

8	a certificate from a Director of the Company addressed to this firm, a copy of which is attached hereto (the “Director’s Certificate”);

9	the Prospectus; and

10	the Registration Statement.

Vistek Limited

c/o International Corporation Services Limited,

P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street

George Town, Grand Cayman KY1-1106

Cayman Islands

27 January 2026

To:	Travers Thorp Alberga 3605-06, Tower Two Lippo Centre 89 Queensway

Dear Sirs

Vistek Limited (the “Company”)

I, Ho Teck Hong, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The M&A remain in full force and effect and are unamended.

2	The Resolutions were signed by all the directors or all the shareholders, as the case may be, in the manner prescribed in the Pre-IPO M&A.

3	The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from performing its obligations under the corporate governance practices described or provided for (as the case may be) in the exhibits to the IPO Board Resolutions.

4	The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

5	The directors of the Company at the date of the Resolutions and at the date hereof were and are as follows:

Ho Teck Hong

Vivian Teo Jer Neng

6	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then current articles of association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.

7	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

8	The Company is not a central bank, monetary authority or other sovereign entity of any state.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary (Attn: Mr Richard Thorp).

Signature:	/s/ Ho Teck Hong
Ho Teck Hong
Director